BLOCKBUSTER ENTERTAINMENT CORPORATION
                             ONE BLOCKBUSTER PLAZA
                         FORT LAUDERDALE, FLORIDA 33301


THE UNDERSIGNED HEREBY APPOINTS H. WAYNE HUIZENGA, STEVEN R. BERRARD AND GEORGE
D. JOHNSON, JR., AND EACH OF THEM, AS PROXIES WITH FULL POWER OF SUBSTITUTION, TO REPRESENT AND TO VOTE ON BEHALF OF THE UNDERSIGNED ALL OF THE SHARES OF COMMON STOCK OF BLOCKBUSTER ENTERTAINMENT CORPORATION WHICH THE UNDERSIGNED IS ENTITLED TO VOTE IF PERSONALLY PRESENT AT THE SPECIAL MEETING OF STOCKHOLDERS OF BLOCKBUSTER ENTERTAINMENT CORPORATION TO BE HELD AT THE BROWARD CENTER FOR THE PERFORMING ARTS, FORT LAUDERDALE, FLORIDA, ON THURSDAY, SEPTEMBER 29, 1994, AT 11:00 A.M., LOCAL TIME, AND AT ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF, UPON THE FOLLOWING PROPOSAL MORE FULLY DESCRIBED IN THE NOTICE OF SPECIAL MEETING OF STOCKHOLDERS DATED AUGUST 31, 1994 AND THE VIACOM INC. AND BLOCKBUSTER ENTERTAINMENT CORPORATION JOINT PROXY STATEMENT DATED AUGUST 29, 1994.


THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR PROPOSAL (1) AND IN THE DISCRETION OF THE PROXIES ON ALL OTHER MATTERS.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH OF THE FOLLOWING.

   1. THE PROPOSAL TO APPROVE AND ADOPT THE AGREEMENT AND PLAN OF MERGER, DATED AS OF JANUARY 7, 1994, AS AMENDED AS OF JUNE 15, 1994, PROVIDING FOR A BUSINESS COMBINATION TRANSACTION BETWEEN BLOCKBUSTER ENTERTAINMENT CORPORATION AND VIACOM INC.
           / / FOR               / / AGAINST              / / ABSTAIN

   2. THE PROPOSAL TO AMEND THE BLOCKBUSTER ENTERTAINMENT CORPORATION 1991 NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN

           / / FOR               / / AGAINST              / / ABSTAIN

   3. IN THEIR DISCRETION, ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE SPECIAL MEETING.

   IF YOU ARE PLANNING TO ATTEND THE SPECIAL MEETING, PLEASE CHECK THIS BOX / /
                          (continued on reverse side)

   THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF BLOCKBUSTER ENTERTAINMENT CORPORATION. THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER.

                                                DATED.................... , 1994

                                                 ...............................

                                                SIGNATURE OF STOCKHOLDER(S)--
                                                PLEASE SIGN NAME
                                                EXACTLY AS IMPRINTED (DO NOT
                                                PRINT). PLEASE INDICATE ANY
                                                CHANGES IN ADDRESS.

                                                NOTE: EXECUTORS, ADMINISTRATORS,
                                                TRUSTEES AND OTHERS SIGNING IN A
                                                REPRESENTATIVE CAPACITY SHOULD
                                                INDICATE THE CAPACITY IN WHICH
                                                THEY SIGN. IF SHARES ARE HELD
                                                JOINTLY, EACH HOLDER SHOULD
                                                SIGN.

                                                I DO / / DO NOT / / PLAN TO
                                                ATTEND THE MEETING.

                    PLEASE MARK, DATE AND RETURN THIS PROXY.